Exhibit l

ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 WWW.ROPESGRAY.COM

May 29, 2008

Kohlberg Capital Corporation

295 Madison Avenue, 6th Floor

New York, New York 10017

Re:	Kohlberg Capital Corporation

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form N-2 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Kohlberg Capital Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of up to $200,000,000 aggregate offering price of: (i) common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) subscription rights to purchase Common Stock (the “Rights”); (iv) debt securities (the “Debt Securities”); and (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants” and, together with the Common Stock, the Preferred Stock, the Rights and the Debt Securities, collectively, the “Securities”). The Debt Securities will be issued under one or more indentures (each an “Indenture”) between the Company and a trustee to be selected by the Company. This opinion is being furnished in accordance with the requirements of Item 25.2(l) of Part C of Form N-2.

We have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates and documents, and have made such other and further legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Company.

The opinions expressed herein are limited to the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

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Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	When the issuance and the terms of the sale of the shares of Common Stock or Preferred Stock, as applicable, have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with any applicable definitive purchase, underwriting or similar agreement, and, in each case, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement (including upon the exercise of any Rights or Warrants), and, if issued upon the conversion or exchange of any Debt Securities, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture, the shares of Common Stock or Preferred Stock, as applicable, will be validly issued, fully paid and nonassessable.

2.	When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will (subject to the qualifications in the penultimate paragraph set forth below) constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.	When the issuance and the terms of the sale of the Warrants or Rights, as applicable, have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and duly established with the applicable Warrant certificate or Rights certificate or other documents or agreements setting forth the terms of such Warrants or Rights so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, the issuance of the Warrants or Rights, as applicable, will be duly authorized.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) if applicable, a definitive purchase, underwriting or similar agreement with

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respect to such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and the Indenture and any other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the terms of the Securities as established and the issuance and sale thereof comply with the applicable requirements of the Investment Company Act of 1940, as amended; (v) the Company is a will remain duly organized, validly existing and in good standing under applicable law; and (vi) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

Our opinion in paragraph 2 that the Debt Securities constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms is subject to, and we express no opinion with respect to, (i) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. Our opinion in paragraph 2 is also subject to the qualification that no term or provision shall be included in any Indenture, any supplemental indenture to any such Indenture or any other agreement or instrument pursuant to which any of the Debt Securities are to be issued that would affect the validity of such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/ ROPES & GRAY LLP

Ropes & Gray LLP